UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 15, 2015

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer
Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-              Registrant’s Business and Operations

Item 1.01               Entry into a Material Definitive Agreement

Effective January 15, 2015, Powin Corporation and its wholly-owned subsidiary, Powin Energy Corporation (collectively “Powin”) and SF Suntech, Inc. (“Suntech”) signed an Amendment Agreement (“Amendment”) to the Share Subscription Agreement dated August 8, 2014 (“Subscription Agreement”) which was disclosed in Powin’s report on Form 8-K dated August 8, 2014.

Under the Amendment, the Closing Date for the Subscription Agreement was changed to February 27, 2015 and Suntech, which had made a good faith deposit of $3 million to Powin on August 29th, 2014, made an additional non-refundable deposit to Powin in the amount of $2 million on January 16, 2015 toward the full $25 million owing under the Subscription Agreement. The Amendment further provided that in the event Suntech fails to close on the remaining subscription balance of $20 million on or before February 27, 2015, but invests at least another $7.5 million on or before February 27, 2015, Suntech will receive 2,143 shares of common stock of Powin Energy Corporation which will represent one-half (1/2) of the total investment called for by the Subscription Agreement.  However, in the event the $7.5 million is not invested,  the initial deposit made by Suntech of $3 million on August 29, 2014 and the $2 million deposit on January 16th, 2015 under the Subscription Agreement will constitute Powin’s liquidated damages.

 Section 9-             Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits

Exhibit No.	Description

10.1	Amendment Agreement dated January 15, 2015.
Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: January 20, 2015	by: /s/ Joseph Lu President and Chief Executive Officer